UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

Grayscale Digital Large Cap Fund LLC

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	000-56284	98-1406784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments Sponsors, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Digital Large Cap Fund LLC Shares	GDLC	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Registrant Name Change Announcement

On June 26, 2025, Grayscale Investments Sponsors, LLC, the manager (the “Manager”) of Grayscale Digital Large Cap Fund LLC (the “Fund”) announced its intention to change the name of the Fund to Grayscale CoinDesk Crypto 5 ETF, effective on or about July 2, 2025, subject to the receipt of certain regulatory approvals. In connection with the name change, the Manager plans to amend the Second Amended and Restated Limited Liability Company Agreement, dated as of March 7, 2018, as may be further amended from time to time, to reflect the name change, also effective on or about July 2, 2025, subject to the receipt of certain regulatory approvals.

Subject to the receipt of certain regulatory approvals, Shares of the Fund are expected to begin trading on NYSE Arca, Inc. (“NYSE Arca”) under the new name, and the trading symbol “GDLC”, on or about July 2, 2025. Outstanding stock certificates for shares of the Fund are not affected by the name change; they continue to be valid and need not be exchanged.

Anticipated NYSE Arca Listing Date Announcement

Subject to receipt of regulatory approvals and customary conditions, Shares of the Fund are anticipated to begin trading on NYSE Arca on or about July 2, 2025.

No assurance can be given that the GDLC Shares will list and trade on the Manager’s anticipated timeline, or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments Sponsors, LLC, as Manager of Grayscale Digital Large Cap Fund LLC

Date:	June 26, 2025	By:	/s/ Edward McGee
Edward McGee Chief Financial Officer*

* The Registrant is a fund and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Investments Sponsors, LLC, the Manager of the Registrant.